Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated July 21, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is January 5, 2022, relating to the financial statements of CHP Merger Corp. which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 14, 2022